EXHIBIT 3.2

                         New Jersey Department of State
                        Division of Commercial Recording
                      Certificate of Incorporation, Profit
               (Title 14A:2-7 New Jersey Business Corporation Act
                     For Use by Domestic Profit Corporation)

This is to Certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statues.

8.    Name of Corporation: The PermaGrass Corporation.

9. The purpose for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under NJSA 14A 1-1 et seq:

10.   Registered Agent: Patrick McLaren.

11.   Registered Office: 377 Route 17 South, Hasbrouck Heights, NJ   07604.

12. The aggregate number of shares which the corporation shall have authority to issue is: 2,500 shares.

13. If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations. N/A

14. If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations.

15. The first Board of Directors shall consist of 3 Director(s) (minimum of one).

      Name                Street Address      City               State   Zip
      Patrick McLaren     377 Route 17 South  Hasbrouck Heights    NJ    07604
      Joseph Scibetta     377 Route 17 South  Hasbrouck Heights    NJ    07604
      Michael D. Faverta  377 Route 17 South  Hasbrouck Heights    NJ    07604

16.   Name and Address of Incorporator(s):
      Name               Street Address       City         State      Zip
      Bruce B. Hubbard   77 East John Street  Hicksville   NY        11801

17.   The duration of the corporation is: Perpetual.

18.   Other provisions:

      In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this 27th day of January, 1998.


Signature:    /s/ BRUCE B. HUBBARD
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